                                                                     EXHIBIT 21


B.F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                          Site of          Date of                 Current
                                       Incorporation     Acquisition/         Principal Business
                                                          Formation                Activity
-------------------------------------------------------------------------------------------------------
100% OWNED SUBSIDIARIES

Auburn Hills Hotel Corporation           Michigan            1994                 Hotel Owner

Avenel Executive Park Phase II, Inc.     Maryland            1987             Real Estate Investor

Commerce Center Development Corp.        Florida             1980              Office Park Owner

Crabtree Hotel Corp.                  North Carolina         1995                   Inactive

Crystal City Hospitality Corp.           Virginia            1986                 Hotel Owner

Dallas San Simeon Incorporated            Texas              1993             Apartment Project Owner

Dearborn Corporation                     Delaware            1992            Office Bldg. & Land Owner

Dulles Airport Hotel Corporation         Virginia            1986                   Inactive

Flagship Centre Corporation              Maryland            1985                  Land Owner

MHC Airport Inn, Inc. (a)                New York         1980/1976              Hotel Operator

MHC Corporation                          Maryland         1980/1974              Hotel Operator

NVA Development Corporation              Virginia            1984         Gen'l Part/Real Est. P./ship

Peachtree/Northeast Corp.                Georgia             1979              Office Park Owner

Pueblo Hotel Corp.                       Colorado            1985                  Hotel Owner

Rochester Airport Hotel Corporation      New York            1986                   Inactive

Scope Hospitality Corp.                  Virginia            1986                  Hotel Owner

Sharonville Hotel Corporation              Ohio              1986                   Inactive

Timber Resources, Inc.                   Delaware            1988                   Inactive

Tysons Corner Hospitality Corp.          Virginia            1986                   Inactive

University Avenue Hotel Corporation      Arkansas            1995                   Inactive

Wheeler Road, Inc.                       Maryland            1992                   Inactive

900 Corporation                          Georgia             1981               Office Bldg Owner

1100 Corporation                         Georgia             1979               Office Bldg Owner

1113 Corporation                         Florida             1984          Gen'l Part/Real Est. P/ship

---------------------------
(a) Subsidiary of MHC Corporation

                                                                     EXHIBIT 21


B.F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)

                                                                            Date of                 Current
                                                        Site of           Acquisition/         Principal Business
                                          Note        Corporation          Formation                Activity
----------------------------------------------------------------------------------------------------------------------------
80% OWNED SUBSIDIARIES
Ashburn Village Development Corporation   (A)           Maryland              1991            Real Estate Owned (REO)
Bailey's Corporation                      (A)           Maryland              1993                     REO
Balmoral Golf Corporation                 (C)           Maryland              1992                  Inactive
B.F. Saul Mortgage Company                (A)           Maryland              1984          Residential Loan Origination
Bondy Way Development                     (A)           Maryland              1990                     REO
Brambleton Land Corporation               (A)           Maryland              1977                     REO
Brooke Manor Land Corporation             (A)           Maryland              1990                     REO
CCB Holding Corporation                   (A)           Delaware              1994                 Investments
CCRE, Inc.                                (B)           Maryland              1984                   Inactive
Cherrytree Corporation                    (A)           Maryland              1993                     REO
Chevy Chase Insurance Agency, Inc.        (A)           Maryland           1985/1971             Insurance Agency
Chevy Chase Mortgage Company              (A)           Maryland              1972                   Inactive
Chevy Chase Bank, F.S.B.                              United States           1969                 Savings Bank
Chevy Chase Securities, Inc.              (A)           Maryland              1984           Securities Broker/Dealer
Consumer Finance Corporation              (A)           Virginia              1994           Consumer Loan Origination
Duvall Village Corporation                (A)           Maryland              1992                     REO
First Balmoral Corp.                      (A)           Maryland              1991                     REO
Goldsboro Heights Property Corp.          (A)           Maryland              1992                   Inactive
Great Seneca Development Corporation      (A)           Maryland              1991                     REO
Group Investment Corporation (formerly
 C.I.G. International, Ltd.)              (B)           Maryland              1986                   Inactive
Inglewood Corporation                     (A)           Maryland              1990                     REO
Manor Investment Company                  (A)           Maryland              1971       Real Estate Ownership/Development
Marbury I Corporation                     (A)           Maryland              1991                     REO
Marbury II Corporation                    (A)           Maryland              1991                     REO
Marlboro Square, Inc.                     (A)           Maryland              1992                   Inactive
NML Corporation (formerly Glen Road
 Property Corp.)                          (A)           Maryland              1992                   Inactive
North Ode Street Development
 Corporation                              (B)           Maryland              1981        Real Estate Finance/Development
Oak Den, Inc.                             (A)           Maryland              1991                   Inactive
Old Chapel Corporation                    (A)           Maryland              1992                     REO
PMC Corporation                           (A)           Maryland              1991                   Inactive
Presley Corporation                       (A)           Maryland              1993            Real Estate Ownership
Primrose Development Corporation          (A)           Maryland              1990                     REO
Ridgeview Centre Corp.                    (A)           Maryland              1992                     REO
Ronam Corporation, Inc.                   (B)           Maryland              1986        Real Estate Finance/Development
Seven Lakes Development Corporation       (A)           Maryland              1991                   Inactive
Shoppes of Jefferson, Ltd.                (A)           Virginia              1991                   Inactive
Six Commerce Park Corp.                   (A)           Virginia              1991                   Inactive
Sully Park Corporation                    (A)           Maryland              1990                     REO
Sully Station Corporation                 (A)           Maryland              1990                     REO
Sycolin - Leesburg Corporation            (A)           Maryland              1992                     REO
Terminal Drive Properties Corporation     (A)           Maryland              1991                     REO

---------------------------
(A) Subsidiary of Chevy Chase Bank, F.S.B.
(B) Subsidiary of Manor Investment Company
(C) Subsidiary of First Balmoral Corporation